SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2010

COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	001-32329	51-0411678
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

	2727 Allen Parkway, Suite 1200 Houston, Texas	77019
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 621-9547

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2010, the Compensation Committee of the Board of Directors of Copano Energy, L.L.C. (“Copano”) approved 2010 target awards for officers under Copano’s Long-Term Incentive Plan.  The target awards for named executive officers, as a percentage of base salary, are set forth below:

Name	Title	Target Award Value
R. Bruce Northcutt	President and Chief Executive Officer	135%

John A. Raber	Executive Vice President	70%

Douglas L. Lawing	Executive Vice President, General Counsel and Secretary	70%

Carl A. Luna	Senior Vice President and Chief Financial Officer	70%

Sharon J. Robinson	Senior Vice President; President and Chief Operating Officer, Oklahoma and Rocky Mountains	70%

The committee also approved an increase in Ms. Robinson’s annual base salary to $270,000 in connection with Ms. Robinson’s recent assumption of responsibility for Copano’s Rocky Mountains operating segment.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 11, 2010, Copano held its annual meeting of unitholders, at which unitholders elected seven directors to serve until Copano’s annual meeting in 2011 and approved a proposal to ratify the Audit Committee’s selection of Deloitte & Touche LLP as Copano’s independent registered public accounting firm for 2010.  The voting results are summarized below.

Proposal One -- Election of Directors
Nominee	For	Witheld	Broker Non-Votes
James G. Crump	32,999,127	173,734	25,235,807
Ernie L. Danner	33,012,609	159,652	25,236,407
Scott A. Griffiths	32,996,247	176,014	25,236,407
Michael L. Johnson	33,031,953	140,308	25,236,407
R. Bruce Northcutt	33,001,544	170,717	25,236,407
T. William Porter	33,012,510	159,751	25,236,407
William L. Thacker	32,990,520	181,741	25,236,407

Proposal Two -- Ratification of Audit Committee Selection of Independent Auditor
For	Against	Abstain	Broker Non-Votes
57,984,084	290,815	133,768	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.

May 14, 2010	By:	/s/ Douglas L. Lawing
Douglas L. Lawing
Executive Vice President, General Counsel
and Secretary